                                                                    EXHIBIT 99.1
                                                                    ------------

                                                         INVESTOR CONTACT:
                                                         Claudia Pieropan
                                                         Chief Financial Officer
                                                         (949) 936-8122
                                                         www.hineshort.com


              HINES HORTICULTURE, INC. REPORTS 2004 FOURTH QUARTER
                              AND YEAR END RESULTS

Irvine, California - March 8, 2005 - Hines Horticulture, Inc. (NASDAQ: HORT), the leading operator of commercial nurseries in North America, today reported net sales for the fourth quarter of $41.9 million, up $1.2 million from the same period a year ago. Net sales in the southeast for the fourth quarter of 2004 increased approximately $2.6 million, or 19.2%, as we began to see some early signs of recovery in the markets affected by the four major hurricanes that hit the region during the third quarter of 2004. The southeast also benefited from an increase in customer store listings, which helped to boost holiday crop sales.

"2004 turned out to be yet another challenging year for Hines," said Rob Ferguson, Chief Executive Officer. "Faced with the daunting task of managing through four severe hurricanes in the southeast, a major strategic realignment of our customer base throughout most of the eastern United States, and a positive Sudden Oak Death find at our Oregon facility, Hines has continued to persevere in meeting its goals of reducing debt and better positioning itself for the future. As we look toward 2005, we see many opportunities ahead of us. We are currently in the process of working closely with The Home Depot to implement a new "pay-by-scan" relationship, which is designed to enhance retail inventory management. With the sales momentum generated in the fourth quarter, we also believe that we may see much stronger demand in 2005 for bedding plants in the southeast as the region more fully recovers from the hurricanes of 2004. These are just two of the many opportunities that we currently envision for the upcoming year and we believe that we have positioned ourselves to recover sales and EBITDA levels equal to, or in excess, of our 2003 results."

FOURTH QUARTER RESULTS
----------------------
Gross profit for the fourth quarter of 2004 was $18.0 million, or 42.9% of net sales, compared to $17.2 million, or 42.2% of net sales, for the comparable period in 2003. The increase in gross profit and gross profit margin was mainly due to improved net sales of higher margin bedding plants and holiday crops in the southeast.

Operating loss during the fourth quarter of 2004 of $3.1 million increased $1.6 million from the operating loss of $1.5 million during the same period a year ago. The increase in operating loss was mainly due to a $2.5 million increase in selling and distribution expenses in the fourth quarter of 2004 compared to the same period a year ago. Selling expenses increased during the period mainly as a result of certain Sudden Oak Death remediation costs at our Hines Oregon facility and increased merchandising costs. Distribution expenses increased as result of higher unit sales volume during the quarter and increased fuel costs and common carrier charges compared to the same period a year ago.

Other expenses for the 2004 fourth quarter were $6.4 million compared with $5.7 million for the comparable period in 2003. The increase in other expenses was mainly due to higher interest expense.

Net loss for the fourth quarter of 2004 increased to $5.6 million, or a loss of $0.26 per diluted share, versus $4.1 million, or a loss of $0.18 per diluted share for the comparable period a year ago. Earnings before interest, taxes, depreciation and amortization, severance costs and loss on early debt extinguishment ("Adjusted EBITDA") for the fourth quarter of 2004 was a loss of $0.4 million compared to income of $0.9 million for the same period last year. A reconciliation of net (loss) income to EBITDA and Adjusted EBITDA for the fourth quarters of 2004 and 2003 is included in this earnings release.

TWELVE-MONTH RESULTS
--------------------
Net sales of $335.2 million for the twelve-month period ended December 31, 2004 decreased $6.0 million, or 1.8%, from net sales of $341.2 million in 2003. The decline in net sales was primarily due to reduced unit sales volume, partially offset by a 2.3% increase in our average net unit selling price compared to the prior year. Units sold for the twelve-month period ended December 31, 2004 decreased by approximately 4.3 million units, or 3.8%, from the number of units sold in 2003 mainly due to our strategic decision to consolidate and realign our current customer base and due to reduced consumer demand in the southeast as result of the four major hurricanes.

Gross profit of $164.5 million for the twelve-month period ended December 31, 2004 decreased $6.0 million from gross profit of $170.4 million in 2003. As a percentage of net sales, gross profit for the year decreased to 49.1% compared to 50.0% in 2003. The decline in gross profit was mainly due to the decline in net sales volume, which mainly resulted from lower customer demand in the second quarter and the impact of the four major hurricanes during the third quarter of 2004. The decline in gross profit margin is due to higher labor costs, fuel costs and scrap rates on bedding plants, partially offset by the increase in average net unit selling price.

Operating income during the twelve-month period ended December 31, 2004 of $38.5 million declined 13.7% from $44.7 million a year ago. The decrease was mainly due to the decline in gross profit as well as a net increase in selling and distribution expenses of $1.5 million. 2004 selling expenses increased $2.6 million, or 8.5%, compared to 2003 mainly as a result of increased merchandising costs and SOD remediation costs at our Hines Oregon facility of approximately $0.6 million. 2004 distribution expenses improved to $69.7 million compared to $70.9 million for the comparable period in 2003. As a percentage of net sales, distribution expenses remained unchanged at 20.8%. Improved logistics, increased payloads and better carrier relations throughout 2004 have helped to mitigate rising fuel costs and increased common carrier charges resulting from new trucking regulations.

Other expense of $24.5 million for the twelve-month period ended December 31, 2004 decreased $10.7 million from $35.2 million for the comparable period in 2003. The decline in other expenses was mainly due to the $9.2 million loss on debt extinguishment recognized during the third quarter of 2003 as a result of our debt refinancing.

Net income for the twelve-month period ended December 31, 2004 decreased to $8.2 million, or $0.37 per diluted share, versus $9.7 million, or $0.44 per diluted share, a year ago. Adjusted EBITDA for 2004 was $49.1 million compared to $55.6 million in the same period last year. A reconciliation of net (loss) income to EBITDA and Adjusted EBITDA for the twelve-month periods ended December 31, 2004 and 2003 is also included in this earnings release.

The Company's quarterly earnings conference call will be held at 4:45 p.m. EST on Tuesday, March 8, 2005. This call can be accessed live at Hines Horticulture's web site at www.hineshort.com, where it will also be available for replay for one year. The webcast is also being distributed over CCBN's Investor Distribution Network, where individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

ABOUT HINES
-----------
Hines Horticulture is the leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as The Home Depot, Lowe's and Wal-Mart.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Certain forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, prospects, developments, expectations, intentions, goals concerning future sales and EBITDA levels and other statements contained in the press release that are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission. These factors include, but are not limited to, general economic trends and seasonality, general agricultural risks beyond our control including risks associated with disease and pests and with sudden oak death, adverse weather conditions, increases in the prices for water and raw materials, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers, increases in transportation and fuel costs and other factors set forth in such filings. An additional factor also includes implementation costs and challenges associated with The Home Depot's new "pay-by-scan" inventory management program where the customer doesn't take ownership of the inventory at their stores until the product is scanned at the register when sold to the retailer buyer.

The Company's annual report on Form 10-K and other SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshort.com.



                                - Tables Follow -

                            HINES HORTICULTURE, INC.
              RESULTS OF OPERATIONS FOR THE THREE AND TWELVE MONTHS
                        ENDED DECEMBER 31, 2004 AND 2003
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                             Footnotes            Three Months Ended                    Twelve Months Ended
                                             ---------  ------------------------------------   ------------------------------------
                                                        December 31,  December 31,             December 31,  December 31,
                                                            2004          2003      % Change       2004         2003       % Change
                                                        -----------   -----------   --------   -----------   -----------   --------
Sales, net                                       (1)    $    41,949   $    40,793        2.8%  $   335,168   $   341,189       -1.8%
Costs of goods sold                              (1)         23,958        23,589        1.6%      170,694       170,750        0.0%
                                                        -----------   -----------   --------   -----------   -----------   --------

Gross profit                                                 17,991        17,204        4.6%      164,474       170,439       -3.5%
% OF SALES                                                     42.9%         42.2%       0.7%         49.1%         50.0%      -0.9%

Selling and distribution expenses                (1)         16,098        13,619       18.2%      103,011       101,557        1.4%
General and administrative expenses                           4,940         5,042       -2.0%       22,321        22,592       -1.2%
Other operating expenses                                         53             -      100.0%          596         1,635      -63.5%
                                                        -----------   -----------   --------   -----------   -----------   --------
Total operating expenses                                     21,091        18,661       13.0%      125,928       125,784        0.1%
                                                        -----------   -----------   --------   -----------   -----------   --------

Operating (loss) income                                      (3,100)       (1,457)    -112.8%       38,546        44,655      -13.7%
% OF SALES                                                     -7.4%         -3.6%      -3.8%         11.5%         13.1%      -1.6%

    Interest expense                                          6,965         6,461        7.8%       27,151        24,927        8.9%
    Loss on debt extinguishment                                   -             -        0.0%            -         9,235     -100.0%
    Interest rate swap agreement income                      (1,022)       (1,214)      15.8%       (4,425)       (2,710)     -63.3%
    Amortization of deferred financing expenses                 445           443        0.5%        1,784         3,771      -52.7%
                                                        -----------   -----------   --------   -----------   -----------   --------
                                                              6,388         5,690       12.3%       24,510        35,223      -30.4%
                                                        -----------   -----------   --------   -----------   -----------   --------

(Loss) income before income taxes                            (9,488)       (7,147)     -32.8%       14,036         9,432       48.8%
Income tax (benefit) expense                                 (3,845)       (2,931)     -31.2%        5,800         3,867       50.0%
                                                        -----------   -----------   --------   -----------   -----------   --------
(Loss) income from continuing operations                     (5,643)       (4,216)     -33.8%        8,236         5,565       48.0%

Income from discontinued operations, net of tax                   -           135     -100.0%            -         4,148     -100.0%
                                                        -----------   -----------   --------   -----------   -----------   --------

Net (loss) income                                       $    (5,643)  $    (4,081)     -38.3%  $     8,236   $     9,713      -15.2%
                                                        ===========   ===========   ========   ===========   ===========   ========

Basic and diluted earnings per share:
    (Loss) income per common share from
      continuing operations                             $     (0.26)  $     (0.19)     -36.8%  $      0.37   $      0.25       48.0%
    Income per common share from discontinued
      operations                                        $         -   $      0.01     -100.0%  $         -   $      0.19     -100.0%
                                                        -----------   -----------   --------   -----------   -----------   --------
    Net (loss) income per common share                  $     (0.26)  $     (0.18)     -44.4%  $      0.37   $      0.44      -15.9%
                                                        ===========   ===========   ========   ===========   ===========   ========

Weighted average shares outstanding - Basic              22,072,549    22,072,549               22,072,549    22,072,549
                                                        ===========   ===========              ===========   ===========
Weighted average shares outstanding - Diluted            22,072,549    22,072,549               22,121,182    22,072,549
                                                        ===========   ===========              ===========   ===========

EBITDA                                                  $      (446)  $       932     -148.1%  $    49,105   $    44,814        9.6%
                                                        ===========   ===========   ========   ===========   ===========   ========
Adjusted EBITDA                                         $      (446)  $       932     -148.1%  $    49,105   $    55,611      -11.7%
                                                        ===========   ===========   ========   ===========   ===========   ========

SEE ACCOMPANYING FOOTNOTE.

                            HINES HORTICULTURE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                          December 31,
ASSETS                                                  Footnotes       2004          2003
                                                        ---------   -----------   -----------
Current assets:
    Cash                                                            $         -   $         -
    Accounts receivable, net                                             19,969        23,724
    Inventories                                                         181,133       173,090
    Prepaid expenses and other current assets                             3,072         3,157
                                                                    -----------   -----------

                              Total current assets                      204,174       199,971
                                                                    -----------   -----------

Fixed assets, net                                                       131,536       136,435
Deferred financing expenses, net                                          8,883        10,589
Deferred income taxes                                      (1)            9,210        13,690
Goodwill                                                                 43,926        42,979
                                                                    -----------   -----------

                                      Total assets                  $   397,729   $   403,664
                                                                    ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                $    11,958   $    10,104
    Accrued liabilities                                                   9,820         9,234
    Accrued payroll and benefits                                          5,900         6,971
    Accrued interest                                                      5,194         5,073
    Interest rate swap agreement, current portion                           895         5,320
    Long-term debt, current portion                                       5,719         5,789
    Borrowings on revolving credit facility                              23,609        30,318
    Deferred income taxes                                                66,445        65,186
                                                                    -----------   -----------

                         Total current liabilities                      129,540       137,995
                                                                    -----------   -----------

Long-term debt                                                          203,571       209,287
Other liabilities                                          (1)            3,652         3,652

Shareholders' equity                                                     60,966        52,730
                                                                    -----------   -----------

        Total liabilities and shareholders' equity                  $   397,729   $   403,664
                                                                    ===========   ===========

SEE ACCOMPANYING FOOTNOTE.

                            HINES HORTICULTURE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                           December 31,
                                                                                       2004            2003
                                                                                   ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                     $      8,236    $      9,713
    Income from discontinued operations                                                       -          (4,148)
    Adjustments to reconcile net income to net cash
            provided by operating activities:
         Depreciation and accretion of asset retirement obligation                       10,681           9,394
         Amortization of deferred financing costs                                         1,784           3,771
         Interest rate swap agreement income                                             (4,425)         (2,710)
         Loss on extinguishment of debt                                                       -           9,235
         Deferred income taxes                                                            5,800           3,867
         Loss on disposition of fixed assets                                                 87              73
                                                                                   ------------    ------------
                                                                                         22,163          29,195
    Change in working capital accounts:
         Accounts receivable                                                              3,754           1,790
         Inventories                                                                     (8,318)         (3,188)
         Prepaid expenses and other current assets                                           85          (1,305)
         Accounts payable and accrued liabilities                                         1,431          (3,799)
                                                                                   ------------    ------------
           Change in working capital accounts                                            (3,048)         (6,502)
                                                                                   ------------    ------------
                              Net cash provided by operating activities                  19,115          22,693
                                                                                   ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                                             (5,869)         (5,589)
    Proceeds from sale of discontinued operations                                             -           5,778
    Proceeds from land sale option                                                          275             275
    Leasehold incentive proceeds                                                              -           2,000
    Acquisitions, adjusted                                                                 (947)              -
                                                                                   ------------    ------------

                    Net cash (used in) provided by investing activities                  (6,541)          2,464
                                                                                   ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net repayments on revolving line of credit                                           (6,709)        (42,432)
    Proceeds from the issuance of long-term debt                                              -         215,000
    Repayments of long-term debt                                                         (5,786)       (180,555)
    Deferred financing costs                                                                (79)        (11,637)
    Redemption premium on early payment of subordinated notes                                 -          (5,533)
                                                                                   ------------    ------------
                                  Net cash used in financing activities                 (12,574)        (25,157)
                                                                                   ------------    ------------

NET CHANGE IN CASH                                                                            -               -

CASH, beginning of year                                                                       -               -
                                                                                   ------------    ------------

CASH, end of year                                                                  $          -    $          -
                                                                                   ============    ============

                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
            THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


"EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. "Adjusted EBITDA" is EBITDA plus severance costs and loss on early debt extinguishment. EBITDA and Adjusted EBITDA have been included because we believe that it is a useful tool for us and our investors to measure our ability to meet debt service, capital expenditure and working capital requirements. EBITDA and Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States of America. While EBITDA and Adjusted EBITDA are used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. We present the discussion of EBITDA and Adjusted EBITDA because covenants in our credit facility and high yield indenture contain ratios based on this measure. Our reconciliation of EBITDA to net income and net cash provided by operating activities is as follows (amounts in thousands):

                                                              Three Months Ended             Twelve Months Ended
                                                         ----------------------------    ----------------------------
                                                         December 31,    December 31,    December 31,    December 31,
                                                             2004            2003            2004            2003
                                                         ------------    ------------    ------------    ------------
Net (loss) income                                        $     (5,643)   $     (4,081)   $      8,236    $      9,713
Income from discontinued operations, net of tax                     -            (135)              -          (4,148)
Income tax (benefit) provision                                 (3,845)         (2,931)          5,800           3,867
Amortization of deferred financing expenses                       445             443           1,784           3,771
Interest rate swap agreement income                            (1,022)         (1,214)         (4,425)         (2,710)
Interest expense                                                6,965           6,461          27,151          24,927
Depreciation                                                    2,654           2,389          10,559           9,394
                                                         ------------    ------------    ------------    ------------
EBITDA                                                           (446)            932          49,105          44,814
                                                         ------------    ------------    ------------    ------------

Loss on debt extinguishment                                         -               -               -           9,235
Severance charges                                                   -               -               -           1,562
                                                         ------------    ------------    ------------    ------------
Adjusted EBITDA                                          $       (446)   $        932    $     49,105    $     55,611
                                                         ============    ============    ============    ============

                            HINES HORTICULTURE, INC.
             RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS - CONTINUED
            THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                              Three Months Ended             Twelve Months Ended
                                                         ----------------------------    ----------------------------
                                                         December 31,    December 31,    December 31,    December 31,
                                                             2004            2003            2004            2003
                                                         ------------    ------------    ------------    ------------
Cash flow from operating activities                      $    (13,713)   $     (7,349)   $     19,115    $     22,693
Interest                                                        6,965           6,461          27,151          24,927
Loss on disposition of fixed assets                               (16)              -             (87)            (73)
Asset retirement obligation                                       (30)              -            (122)              -
Changes in working capital accounts                             6,348           1,820           3,048           6,502
Loss on debt extinguishment                                         -               -               -          (9,235)
                                                         ------------    ------------    ------------    ------------
EBITDA                                                           (446)            932          49,105          44,814
                                                         ------------    ------------    ------------    ------------

Loss on debt extinguishment                                         -               -               -           9,235
Severance charges                                                   -               -               -           1,562
                                                         ------------    ------------    ------------    ------------
Adjusted EBITDA                                          $       (446)   $        932    $     49,105    $     55,611
                                                         ============    ============    ============    ============

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                             (DOLLARS IN THOUSANDS)

GENERAL:
--------

(1) Certain reclassifications have been made in prior periods' financial statements to conform to fiscal 2004 classifications.